UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGH	NASDAQ Capital Market

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Murray T. Holland

On May 31, 2019, GWG Holdings, Inc. (the “Company”) entered into an employment agreement with Murray T. Holland pursuant to which Mr. Holland is serves as our President and Chief Executive Officer, replacing the interim Chief Executive Officer position to which he was appointed on April 26, 2019. The employment agreement has an initial three-year term and is automatically renewed for additional one-year periods unless either party gives notice of non-renewal at least 60 days prior to the expiration of the then current term.

Under the employment agreement, Mr. Holland is entitled to an annual base salary of $650,000, retroactive to April 26, 2019, and is eligible to receive an annual cash bonus the target amount of which will be 150% of his base salary (prorated for the partial first year of employment). Whether the bonus is granted for a particular year, and the amount thereof, will be determined by our Compensation Committee in its discretion based upon Mr. Holland’s performance. Mr. Holland is also entitled to participate in all employee benefit plans and programs made available by the Company to the Company’s executive employees generally.

If Mr. Holland’s employment is terminated by us without “Cause” or if he voluntarily resigns with “Good Reason,” in each case as defined in the employment agreement, then (i) he will be entitled to severance pay in an amount equal to his annual base salary, payable in a lump sum within 30 days after the date of the termination, (ii) he will receive a pro-rated portion of the target amount of his annual cash bonus for the year in which termination occurs, and (iii) any performance share units (“PSUs”) or other equity incentives held by Mr. Holland will fully vest on the date of termination.

Performance Share Unit Agreement with Murray T. Holland

On May 31, 2019, and as contemplated by the employment agreement and discussed below, we entered into performance share unit agreement (a “PSU Agreement”) with Mr. Holland which provides for a target award grant of 129,717 PSUs (the “Target Award”), and up to a maximum of 259,434 PSUs. Each PSU represents the right to receive one share of our common stock (or, following a Change-in-Control Transaction (as defined in the PSU Agreement), the cash value thereof), upon vesting, which is generally subject to (i) the satisfaction of performance goals over a three year performance period, as determined by our Compensation Committee in its sole discretion, and (ii) Mr. Holland remaining continuously employed by the Company or one of its subsidiaries (“Continuous Service”) from the date of grant through the date that the PSUs are vested and paid in shares of common stock (or cash). Promptly following the Company’s filing with the Securities and Exchange Commission of our Annual Report on Form 10-K for the fiscal year ended December 31, 2121 (the final fiscal year of the performance period), our Compensation Committee will review and certify in writing (a) whether, and to what extent, the performance goals have been achieved, and (b) the number of PSUs that vested, if any. At such time, PSUs that are not vested will be forfeited.

The PSUs are subject to forfeiture until they vest. If Mr. Holland’s Continuous Service terminates for any reason at any time before all PSUs have vested, all unvested PSUs will be automatically forfeited upon such termination of Continuous Service. However, if Mr. Holland’s Continuous Service terminates as a result of his death or disability, or as a result of a termination by the Company without Cause or by Mr. Holland for Good Reason, Mr. Holland will retain, and will not forfeit, a pro rata portion of the Target Award based on the number of days that he remained employed during the performance period. This retained portion of the Target Award will not be subject to accelerated vesting and, instead, will vest (and be paid in shares of common stock) based on extent to which the performance goals are achieved during the entire performance period.

If a “Sale Transaction,” as defined in the Company’s 2013 Stock Incentive Plan, occurs during the performance period, Mr. Holland remains in Continuous Service up until the date of such Sale Transaction, and the acquiring entity or successor to the Company does not assume the obligations of the Company under the PSU Agreement or replace the grant with a substantially equivalent incentive award, then all outstanding PSUs shall vest at Target Award levels on the date of such Sale Transaction.

If a Change-in-Control Transaction occurs during the performance period, then all outstanding PSUs will automatically vest at Target Award levels on the 120th day following the closing of the Change-in-Control Transaction (the “Retention Date”), contingent upon Mr. Holland remaining in Continuous Service through the Retention Date. However, if Mr. Holland’s Continuous Service terminates following the occurrence of a Change-in-Control Transaction and prior to the Retention Date for any reason other than as a result of a termination by the Company for Cause, then all outstanding PSUs will automatically vest at Target Award levels upon such termination. PSUs vesting upon a Change-in-Control will be paid in cash (not shares of Common Stock). The amount of cash to be paid to Mr. Holland in respect of each vested PSU will be equal to the greater of (y) $12.00 or (z) the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the trading date immediately prior to the closing date of the Change-in-Control Transaction. The PSU Agreement includes a provision allowing the Company to reduce the payment to which Mr. Holland would be entitled upon a Change-in-Control Transaction to the extent needed for him to avoid paying an excise tax under Internal Revenue Code Section 280G, unless Mr. Holland would be better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

The descriptions of Mr. Hollands employment agreement and the PSU Agreement set forth in this Item 5.02 are not complete and are qualified in their entirety by reference to the full text of such agreements which are filed as Exhibits 10.1 and 10.2 to this report, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of May 31, 2019 by and between GWG Holdings, Inc. and Murray T. Holland
10.2	Performance Share Unit Agreement dated as of May 31, 2019 by and between GWG Holdings, Inc. and Murray T. Holland

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: June 6, 2019	By:	/s/ William Acheson
William Acheson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of May 31, 2019 by and between GWG Holdings, Inc. and Murray T. Holland
10.2	Performance Share Unit Agreement dated as of May 31, 2019 by and between GWG Holdings, Inc. and Murray T. Holland

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